Verisign Reports Third Quarter 2020 Results

RESTON, VA - Oct. 22, 2020 - VeriSign, Inc. (NASDAQ: VRSN), a global provider of domain name registry services and internet infrastructure, today reported financial results for the third quarter of 2020.

VeriSign, Inc. and its subsidiaries (“Verisign”) reported revenue of $318 million for the third quarter of 2020, up 3.1 percent from the same quarter in 2019. Verisign reported net income of $171 million and diluted earnings per share (diluted “EPS”) of $1.49 for the third quarter of 2020, compared to net income of $154 million and diluted EPS of $1.30 for the same quarter in 2019. The operating margin was 65.0 percent for the third quarter of 2020 compared to 66.7 percent for the same quarter in 2019.

Net income for the third quarter of 2020 included the recognition of $24 million of previously unrecognized income tax benefits. This resulted from remeasurement of Verisign’s accrual for uncertain tax positions based on IRS written confirmation indicating no examination adjustment would be proposed related to certain matters reviewed as part of its audit of federal income tax returns for 2010 through 2014. Notwithstanding this written confirmation, Verisign’s U.S. federal income tax returns for those years remain under examination by the IRS. This income tax benefit increased diluted EPS by $0.21.

“Our third quarter results reflect our ongoing discipline in execution of our mission. We are acutely aware of the extent to which people rely on our critical internet infrastructure as the COVID-19 pandemic continues, and we remain focused on our mission to help keep the world connected online, reliably and securely,” said Jim Bidzos, Executive Chairman and Chief Executive Officer.

Financial Highlights

•Verisign ended the third quarter of 2020 with cash, cash equivalents and marketable securities of $1.15 billion, a decrease of $68 million from the end of 2019.
•Cash flows from operating activities were $140 million for the third quarter of 2020, compared to $208 million for the same quarter in 2019.
•Deferred revenues as of Sept. 30, 2020 totaled $1.06 billion, an increase of $28 million from the end of 2019.
•During the third quarter of 2020, Verisign repurchased 0.8 million shares of its common stock for an aggregate cost of $170 million. As of Sept. 30, 2020, there was $506 million remaining for future share repurchases under the share repurchase program which has no expiration date.

Business Highlights
•Verisign ended the third quarter of 2020 with 163.7 million .com and .net domain name registrations in the domain name base, a 4.0 percent increase from the end of the third quarter of 2019, and a net increase of 1.65 million during the third quarter of 2020.
•During the third quarter of 2020, Verisign processed 10.9 million new domain name registrations for .com and .net, compared to 9.9 million for the same quarter in 2019.
•The final .com and .net renewal rate for the second quarter of 2020 was 72.8 percent compared to 74.2 percent for the same quarter in 2019. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the third quarter 2020 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (786) 789-4776 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.Verisign.com.

An audio archive of the call will be available at https://investor.Verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.Verisign.com.

About Verisign
Verisign, a global provider of domain name registry services and internet infrastructure, enables internet navigation for many of the world’s most recognized domain names. Verisign enables the security, stability, and resiliency of key internet infrastructure and services, including providing root zone maintainer services, operating two of the 13 global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, risks arising from the effects of the COVID-19 pandemic; risks arising from the agreements governing our business; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions, security breaches, attacks on the internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of changes to the multi-stakeholder model of internet governance; risks arising from our operation of two root zone servers and our performance of the Root Zone Maintainer functions; changes in internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our markets; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; the possibility of system interruptions or failures; challenging global economic conditions; economic, legal and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; and the impact of unfavorable tax rules and regulations. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2019, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: James Barbour, jbarbour@verisign.com, 703-948-3800

©2020 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$145,701	$508,196
Marketable securities	1,004,658	709,863
Other current assets	55,767	60,530
Total current assets	1,206,126	1,278,589
Property and equipment, net	248,587	250,283
Goodwill	52,527	52,527
Deferred tax assets	76,903	87,798
Deposits to acquire intangible assets	145,000	145,000
Other long-term assets	35,163	39,812
Total long-term assets	558,180	575,420
Total assets	$1,764,306	$1,854,009
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$198,342	$209,988
Deferred revenues	779,666	755,178
Total current liabilities	978,008	965,166
Long-term deferred revenues	281,887	278,702
Senior notes	1,789,453	1,787,565
Long-term tax and other liabilities	101,206	312,676
Total long-term liabilities	2,172,546	2,378,943
Total liabilities	3,150,554	3,344,109
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock and additional paid-in capital—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 353,730 at September 30, 2020 and 353,157 at December 31, 2019; Outstanding shares: 114,262 at September 30, 2020 and 116,715 at December 31, 2019	14,436,409	14,990,011
Accumulated deficit	(15,819,916)	(16,477,490)
Accumulated other comprehensive loss	(2,741)	(2,621)
Total stockholders’ deficit	(1,386,248)	(1,490,100)
Total liabilities and stockholders’ deficit	$1,764,306	$1,854,009

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$317,879	$308,421	$944,768	$921,118
Costs and expenses:
Cost of revenues	45,024	44,443	134,205	134,013
Sales and marketing	8,389	9,857	23,883	32,775
Research and development	19,708	14,619	55,268	45,704
General and administrative	38,109	33,886	111,719	101,065
Total costs and expenses	111,230	102,805	325,075	313,557
Operating income	206,649	205,616	619,693	607,561
Interest expense	(22,537)	(22,633)	(67,607)	(67,899)
Non-operating income, net	775	10,498	15,262	34,137
Income before income taxes	184,887	193,481	567,348	573,799
Income tax (expense) benefit	(13,908)	(39,568)	90,226	(109,825)
Net income	170,979	153,913	657,574	463,974
Other comprehensive (loss) income	(383)	308	(120)	392
Comprehensive income	$170,596	$154,221	$657,454	$464,366

Earnings per share:
Basic	$1.49	$1.30	$5.70	$3.90
Diluted	$1.49	$1.30	$5.68	$3.89
Shares used to compute earnings per share
Basic	114,655	118,194	115,456	118,966
Diluted	114,831	118,569	115,699	119,410

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$657,574	$463,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	34,463	34,327
Stock-based compensation	36,106	38,237
Amortization of discount on investments in debt securities	(5,844)	(10,271)
Other, net	(2,638)	2,126
Changes in operating assets and liabilities:
Other assets	(11,107)	(12,123)
Accounts payable and accrued liabilities	(5,912)	(7,110)
Deferred revenues	27,673	24,563
Net deferred income taxes and other long-term tax liabilities	(195,353)	26,571
Net cash provided by operating activities	534,962	560,294
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	1,804,541	1,523,862
Purchases of marketable securities	(2,093,437)	(1,721,661)
Purchases of property and equipment	(36,933)	(31,498)
Proceeds received (payments made) related to sale of business	20,009	(8,530)
Net cash used in investing activities	(305,820)	(237,827)
Cash flows from financing activities:
Repurchases of common stock	(603,705)	(583,485)
Proceeds from employee stock purchase plan	12,577	13,152
Net cash used in financing activities	(591,128)	(570,333)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(506)	(208)
Net decrease in cash, cash equivalents, and restricted cash	(362,492)	(248,074)
Cash, cash equivalents, and restricted cash at beginning of period	517,601	366,753
Cash, cash equivalents, and restricted cash at end of period	$155,109	$118,679
Supplemental cash flow disclosures:
Cash paid for interest	$56,860	$57,074
Cash paid for income taxes, net of refunds received	$105,258	$75,197